UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

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CORELOGIC, INC.

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	Multiple	Implied Price 2020E ADJ. EBITDA(1)(2)	Implied Price 2021E ADJ. EBITDA(1)(2)

Trading Multiple Prior to Proposal(3) (No Premium)	~11.3x	~$68	~$72

Senator/Cannae’s Initial Proposal Multiple(4)	~13.4x	~$84	~$88

Lowest Info Services Peer(5)	~15.8x / ~14.5x (2020 / 2021)	~$103	~$97

Info Services Peer Median(5)	~21.7x / ~20.0x (2020 / 2021)	~$148	~$141

CoreLogic Is Positioned For Multiple Re-rating – All The Characteristics Of An Information Services Business, Higher Growth And Comparable Margins…But Trades At A Meaningful Discount

✓	Scale economies + resilient business model = recurring (95%), growing revenue + reduced cyclicality (~45%(6) non-mortgage)

✓	Leadership positions in large, growing markets

✓	Mid to high single-digit growth trajectory

✓	Insurance and International revenue expected to achieve high-single-digit organic growth in 2H 2020 and beyond

✓	35%(6) margins, with further upside

✓	Long-term customer relationships with exceptionally high renewal rates

✓	Must-have proprietary data and analytics

✓	Cash flow powerhouse - $1bn share repurchase

’19A-’22E Revenue CAGR	’20E Adj. EBITDA(1) Margin

TEV / ’20E Adj. EBITDA(1) Multiple Summary

Each turn of multiple expansion adds ~$7-8/share(7)

Source: FactSet (9/18/20), Company filings

1.	For the definition of adjusted EBITDA, see “Use of Non-GAAP (Generally Accepted Accounting Principles) Financial Measures” on the next page
2.	Illustrative; excludes impact of announced $1bn share repurchase program including $500 million in FY 2020, $300 million in FY 2021 and $200 million in 2022
3.	Trading multiple based on midpoint of 2020 guidance at the time immediately prior to the launch of the hostile proposal
4.	Multiple implied by Senator/Cannae’s $65/share proposal and 2020E Management guidance midpoint adjusted EBITDA (~$513m) at the time immediately prior to the launch of the hostile proposal
5.

Peer group consists of CoStar, Dun & Bradstreet, Equifax, Experian, Fair Isaac, IHS Markit, RELX, Thomson Reuters, TransUnion, Verisk and Wolters Kluwer; lowest multiple based on Wolters Kluwer for 2020 and based on RELX for 2021

6.	Pro forma for the planned divestitures; for illustrative purposes only
7.

For example, at $67.34 (the closing stock price on September 18, 2020), CoreLogic has a total enterprise value (“TEV”) of approximately $7.0 billion, which represents an 11.2x TEV / FY 2020 estimated adjusted EBITDA multiple; increasing this multiple to 12.2x implies a share price of $74.96 - an increase of $7.62 - holding other assumptions constant

Safe Harbor / Forward Looking Statements

Certain statements made in this presentation are forward-looking statements within the meaning of the federal securities laws, including but not limited to those statements related to CoreLogic, Inc.’s (“CoreLogic”, the “Company” or “us”) expected financial results, including in the second half of fiscal year 2020 and fiscal years 2021 and 2022; overall mortgage market volumes; market opportunities; stockholder value creation, repurchases of our shares, our strategic plans or growth strategy, and the near and long-term consequences of the unsolicited proposal we received from Senator Investment Group, LP (“Senator”) and Cannae Holdings, Inc. (“Cannae”) on June 26, 2020 (the “Unsolicited Proposal”). Risks and uncertainties exist that may cause the results to differ materially from those set forth in these forward-looking statements. Factors that could cause the anticipated results to differ from those described in the forward-looking statements include the risks and uncertainties set forth in Part I, Item 1A of our most recent Annual Report on Form 10-K and Part II, Item 1A of our most recent Quarterly Report on Form 10-Q, as such risk factors may be amended, supplemented, or superseded from time to time by other reports we file with the Securities and Exchange Commission (“SEC”). These risks and uncertainties include but are not limited to: any potential developments related to the Unsolicited Proposal; any impact resulting from COVID-19; our ability to protect our information systems against data corruption, cyber-based attacks or network security breaches; limitations on our ability to repurchase our shares; changes in prices at which we are able to repurchase our shares; limitations on access to or increase in prices for data from external sources, including government and public record sources; systems interruptions that may impair the delivery of our products and services; changes in applicable government legislation, regulations and the level of regulatory scrutiny affecting our customers or us, including with respect to consumer financial services and the use of public records and consumer data; difficult conditions in the mortgage and consumer lending industries and the economy generally; risks related to the outsourcing of services and international operations; our ability to realize the anticipated benefits of certain acquisitions and/or divestitures and the timing thereof; impairments in our goodwill or other intangible assets; and our ability to generate sufficient cash to service our debt. The forward-looking statements speak only as of the date they are made. CoreLogic does not undertake to update forward-looking statements to reflect circumstances or events that occur after the date the forward- looking statements are made.

Use of Non-GAAP (Generally Accepted Accounting Principles) Financial Measures

This presentation contains certain non-GAAP financial measures, including adjusted EBITDA, which are provided only as supplemental information. Investors should consider these non-GAAP financial measures only in conjunction with their most directly comparable GAAP financial measures. These non- GAAP measures are not in accordance with, or a substitute for, U.S. GAAP. CoreLogic believes that its presentation of these non-GAAP measures provides useful supplemental information to investors and management regarding CoreLogic’s financial condition and results of operations. Adjusted EBITDA is defined as net income from continuing operations adjusted for interest, taxes, depreciation and amortization, share-based compensation, non-operating gains/losses, and other adjustments. Other firms may calculate non-GAAP measures differently than CoreLogic, which limits comparability between companies. Because the non-GAAP measures for future periods included herein are forward-looking, CoreLogic is not able to provide a reconciliation, without unreasonable efforts, of such forward-looking guidance to the most directly comparable GAAP financial measure due to the unknown effect, timing, and potential significance of special charges or gains that are material to the comparable GAAP financial measure.